UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Phreesia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-2275479
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

432 Park Avenue South, 12th Floor New York, NY	10016
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered

Common Stock, $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which the form relates: 333-232264

Securities to be registered pursuant to Section 12(g) of the Act:          None

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

Phreesia, Inc. (the “Registrant”) registers hereunder its common stock, par value $0.01 per share (the “Common Stock”). A description of the Registrant’s Common Stock is incorporated by reference herein from the information set forth under the heading “Description of capital stock” in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-232264), confidentially submitted to the Securities and Exchange Commission (the “Commission”) on April 17, 2019 and publicly filed with the Commission on June 21, 2019, under the Securities Act of 1933, as amended (the “Securities Act”). The description of the Common Stock included in any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed with this registration statement because no other securities of the Registrant are registered on New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PHREESIA, INC.

Date: July 12, 2019	By:	/s/ Chaim Indig
Chaim Indig
Chief Executive Officer